                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ________________


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ____________________


                                   uBID, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                  33-0775328
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


                                2525 Busse Road
                       Elk Grove Village, Illinois 60007
         (Address, including Zip Code, of Principal Executive Offices)


                             _____________________


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
Registration No. 333-58447

Securities to be registered pursuant to Section 12(b) of the Act: not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
                                   per share
                                (Title of Class)
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                            INFORMATION REQUIRED IN
                            REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the common stock, $.001 par value per share (the "Common Stock") of uBid, Inc. (the "Registrant"). Reference is made to the description of the Common Stock set forth under the caption "Description of Capital Stock--Common Stock" in the Prospectus constituting a part of Registrant's Registration Statement on Form S-1, Registration No. 333-58447, as filed with the Securities and Exchange Commission on July 2, 1998 and any amendments filed subsequently thereto (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.  Exhibits.

     3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

     3.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement).

     4.1 Specimen Certificate representing shares of the Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).

     4.2 Registration Rights Agreement by and between the Registrant and Creative Computers, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement).

     4.3 Registration Rights Agreement by and between the Registrant and Frank Khulusi and Sam Khulusi (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement).

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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       uBID, INC.


Date: November 27, 1998                By:       /s/ Gregory K. Jones
                                           ----------------------------------
                                           Gregory K. Jones
                                           President and Chief Executive Officer

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

                               INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                            Description                           Page
-------                           -----------                       ------------

  3.1     Restated Certificate of Incorporation of Registrant             *
          (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

  3.2     Amended and Restated Bylaws of Registrant (incorporated         *
          by reference to Exhibit 3.2 of the Registrant's
          Registration Statement).

  4.1     Specimen Certificate representing shares of the Common          *
          Stock of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).

  4.2     Registration Rights Agreement by and between the                *
          Registrant and Creative Computers, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's
          Registration Statement).

  4.3     Registration Rights Agreement by and between the                *
          Registrant and Frank Khulusi and Sam Khulusi
          (incorporated by reference to Exhibit 4.32 of the Registrant's Registration Statement).

_________________

* Incorporated by reference to the Registration Statement.

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